SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 23, 2010

Force Energy Corp.
(Exact name of registrant as specified in its charter)

NV	000-52494	98-0462664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

708 11th Ave SW Suite 219 , Calgary, AB	T2R 0E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  403-457-3672

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 23, 2010, we entered into a written Employment Agreement with Michael Mathot.  Pursuant to the terms and conditions of the Employment Agreement:

•	Mr. Mathot will serve as the Commodity-Industry Analyst to the Board of Advisors for a 12-month period commencing on July 23, 2010.

•	Mr. Mathot will earn an annual salary of $60,000.

There are no family relationships between Mr. Mathot and any of our directors or executive officers.

Mr. Mathot has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by referece to the complete text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Michael Mathot dated July 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Energy Corp.

/s/ Tim DeHerrera
Tim DeHerrera
Chief Executive Officer and Director

Date: July 23, 2010